Exhibit 8(c)

Schedule B

Fund		BLK Ticker

BlackRock FundsSM
1.	BlackRock Advantage Emerging Markets Fund	BR_EMR-AGG
2.	BlackRock Advantage ESG Emerging Markets Equity Fund	BR_EMR_ESG
3.	BlackRock Advantage ESG International Equity Fund	BR_GO_ESG
4.	BlackRock Advantage ESG U.S. Equity Fund	BR_IMPR3
5.	BlackRock Advantage International Fund	BR_GO_AG
6.	BlackRock Advantage Large Cap Growth Fund	BR_FLEX_AG
7.	BlackRock Advantage Small Cap Core Fund	BR_DSCC
8.	BlackRock Advantage Small Cap Growth Fund	BR_SCGE
9.	BlackRock China A Opportunities Fund	BR_CHOPS
10.	BlackRock Commodity Strategies Fund	BR_CSF-AGG
11.	BlackRock Cayman Commodity Strategies Fund, Ltd.	BR_CSF-CMN
12.	BlackRock Energy Opportunities Fund	BR_ACGR
13.	BlackRock Exchange Portfolio	BR_EXC
14.	BlackRock Global Long/Short Equity Fund	BR_GLS-AGG
15.	BlackRock Health Sciences Opportunities Portfolio	BR_HS
16.	BlackRock High Equity Income Fund	BR_USOPP
17.	BlackRock International Dividend Fund	BR_ISCE
18.	BlackRock Mid-Cap Growth Equity Portfolio	BR_MCGE
19.	BlackRock Real Estate Securities Fund	BR_REIT-AG
20.	BlackRock Short Obligations Fund	BR_SHOBLIG
21.	BlackRock Tactical Opportunities Fund	BR_AA
22.	BlackRock Technology Opportunities Fund	BR_GST
23.	BlackRock Total Emerging Markets Fund	BR_EMAL-AG
24.	BlackRock Cayman Emerging Market Allocation Fund, Ltd.	BR_EMAL-KY
25.	BlackRock Total Factor Fund	BR-SRA-AG
26.	BlackRock Cayman Strategic Risk Allocation Fund, Ltd.	BR-SRA-CAY
27.	BlackRock Wealth Liquid Environmentally Aware Fund	BR-MM

BlackRock Funds II
28.	BlackRock 20/80 Target Allocation Fund	BR_CON
29.	BlackRock 40/60 Target Allocation Fund	BR_MOD
30.	BlackRock 60/40 Target Allocation Fund	BR_GRW
31.	BlackRock 80/20 Target Allocation Fund	BR_AGR
32.	BlackRock Dynamic High Income Portfolio	BR-DHI-AG
33.	BlackRock Global Dividend Portfolio	BR-IBP-AG
34.	BlackRock LifePath® Smart Beta 2025 Fund	BR_2025
35.	BlackRock LifePath® Smart Beta 2030 Fund	BR_2030
36.	BlackRock LifePath® Smart Beta 2035 Fund	BR_2035
37.	BlackRock LifePath® Smart Beta 2040 Fund	BR_2040
38.	BlackRock LifePath® Smart Beta 2045 Fund	BR_2045
39.	BlackRock LifePath® Smart Beta 2050 Fund	BR_2050
40.	BlackRock LifePath® Smart Beta 2055 Fund	BR_2055
41.	BlackRock LifePath® Smart Beta 2060 Fund	BR_2060
42.	BlackRock LifePath® Smart Beta 2065 Fund	BR_2065
43.	BlackRock LifePath® Smart Beta Retirement Fund	BR_2015

44.	BlackRock Managed Income Fund	BR-MI-AG
45.	BlackRock Multi-Asset Income Portfolio	BR-INC-AG
46.	BlackRock Retirement Income 2030 Fund	BR-RI2030
47.	BlackRock Retirement Income 2040 Fund	BR-RI2040

BlackRock Funds IV
48.	BlackRock Global Long/Short Credit Fund	BR-GC-AG
49.	BlackRock Systematic ESG Bond Fund	BR-IMPBD
50.	BlackRock Systematic Multi-Strategy Fund	BR-SMS-AG

BlackRock Funds V
51.	BlackRock Core Bond Portfolio	BR-CORE
52.	BlackRock Emerging Markets Bond Fund	BR-EMDHD
53.	BlackRock Emerging Markets Flexible Dynamic Bond Portfolio	BR-EMD
54.	BlackRock Floating Rate Income Portfolio	BR-FRI
55.	BlackRock GNMA Portfolio	BR-GNMA
56.	BlackRock High Yield Bond Portfolio	BR-HIYLD
57.	BlackRock Income Fund	BR-MSB-AGG
58.	BlackRock Inflation Protected Bond Portfolio	BR-IP-AGG
59.	BlackRock Low Duration Bond Portfolio	BR-LO-AGG
60.	BlackRock Strategic Income Opportunities Portfolio	BR-SIP-AG
61.	BlackRock U.S. Government Bond Portfolio	BR-INTG

Schedule B, dated August 17, 2020

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